EXHIBIT 23.1 - CONSENT OF SCHAUER TAYLOR, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report, dated March 17, 2008, relating to the consolidated financial statements of Florida Community Banks, Inc. and Subsidiary for the three years ended December 31, 2007 included in this Annual Report on Form 10-K and incorporated herein by reference in the previously filed Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Douglas B. Schauer, CPA
/s/ Schauer Taylor, P.C.

Birmingham, Alabama
May 15, 2009